Exhibit 99.1

Virgin Galactic Announces Third Quarter 2024 Financial Results And Provides Business Update

•Build Phase of Delta Class Spaceships Underway with Commercial Service on Track for 2026
•Fleet Expansion Progressing as Design Efforts Shift to Mothership Program

ORANGE COUNTY, CALIFORNIA – November 6, 2024 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the third quarter ended September 30, 2024 and provided a business update.

CEO Michael Colglazier said, "Our spaceship program remains on track to begin commercial operations in 2026, and with strong progress made on the Delta program, we now have the engineering capacity to advance design work on a second mothership, which will accelerate the next phase of growth for Virgin Galactic."

Third Quarter 2024 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $744 million as of September 30, 2024.

•Revenue of $0.4 million, compared to $1.7 million in the third quarter of 2023, with the decrease driven by the pause in commercial spaceflights to focus efforts on the production of the Delta Class spaceships.

•GAAP total operating expenses of $82 million, compared to $116 million in the third quarter of 2023. Non-GAAP total operating expenses of $70 million in the third quarter of 2024, compared to $102 million in the third quarter of 2023.

•Net loss of $75 million, compared to a $105 million net loss in the third quarter of 2023, with the improvement primarily driven by lower operating expenses.

•Adjusted EBITDA totaled $(59) million, compared to $(87) million in the third quarter of 2023, primarily driven by lower operating expenses.

•Net cash used in operating activities totaled $79 million, compared to $91 million in the third quarter of 2023.

•Cash paid for capital expenditures totaled $39 million, compared to $13 million in the third quarter of 2023.

•Free cash flow totaled $(118) million, compared to $(105) million in the third quarter of 2023.

•Generated $37 million in gross proceeds through the issuance of 4.9 million shares of common stock as part of the Company's at-the-market offering programs.

Business Updates

•Production schedule for Delta Class spaceships remains on track for commercial service in 2026.
•Completed initial flight-control testing for Delta Class spaceships.
•Preparing for ramp-up in staffing at Virgin Galactic's Spaceship Factory in Phoenix-Mesa, AZ to align with major parts delivery and assembly.

Exhibit 99.1
Financial Guidance

The following forward-looking statements reflect our expectations for the fourth quarter of 2024 as of November 6, 2024 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the fourth quarter of 2024 is expected to be in the range of $(115) million to $(125) million.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 9301433. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with its advanced air and space vehicles. Scale and profitability are driven by next generation vehicles capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our Delta Class spaceships and proposed timeline for commercial service using such spaceships, our plans to advance design work on our second mothership, the acceleration of our next phase of growth, our plans to ramp-up staffing for the Phoenix-Mesa spaceship factory and related major parts delivery and assembly, and our objectives for future operations, growth plans and the Company’s financial forecasts, including fourth quarter 2024 expected free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well our subsequently filed reports on Form 10-Q and 8-K, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-

Exhibit 99.1
looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

Third Quarter 2024 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$402	$1,728	$6,607	$3,991

Operating expenses:
Spaceline operations	19,874	25,648	69,753	26,200
Research and development	23,937	44,848	124,441	241,292
Selling, general and administrative	33,978	42,218	95,793	144,020
Depreciation and amortization	4,341	3,286	11,296	9,723
Total operating expenses	82,130	116,000	301,283	421,235

Operating loss	(81,728)	(114,272)	(294,676)	(417,244)

Interest income	10,363	12,856	33,779	28,590
Interest expense	(3,233)	(3,221)	(9,690)	(9,648)
Other income, net	163	86	479	164
Loss before income taxes	(74,435)	(104,551)	(270,108)	(398,138)
Income tax expense	105	53	219	215
Net loss	(74,540)	(104,604)	(270,327)	(398,353)
Other comprehensive income (loss):
Foreign currency translation adjustment	31	(60)	25	9
Unrealized gain on marketable securities	1,794	1,022	846	6,008
Total comprehensive loss	$(72,715)	$(103,642)	$(269,456)	$(392,336)

Net loss per share:
Basic and diluted	$(2.66)	$(5.57)	$(11.66)	$(25.20)

Weighted-average shares outstanding:
Basic and diluted	27,973	18,792	23,176	15,809

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$172,359	$216,799
Restricted cash	32,357	36,793
Marketable securities, short-term	478,741	657,238
Other current assets	29,788	39,999
Total current assets	713,245	950,829
Marketable securities, long-term	60,434	71,596
Property, plant and equipment, net	181,154	93,806
Other non-current assets	61,476	63,286
Total assets	$1,016,309	$1,179,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,078	$32,415
Customer deposits	86,140	97,841
Other current liabilities	63,688	55,404
Total current liabilities	157,906	185,660
Non-current liabilities:
Convertible senior notes, net	419,555	417,886
Other non-current liabilities	72,856	70,495
Total liabilities	650,317	674,041
Stockholders' Equity
Common stock	3	2
Additional paid-in capital	2,761,206	2,631,235
Accumulated deficit	(2,396,459)	(2,126,132)
Accumulated other comprehensive income	1,242	371
Total stockholders' equity	365,992	505,476
Total liabilities and stockholders' equity	$1,016,309	$1,179,517

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(270,327)	$(398,353)
Stock-based compensation	24,040	35,598
Depreciation and amortization	11,296	9,723
Amortization of debt issuance costs	1,669	1,618
Other non-cash items	(13,332)	(6,500)
Change in operating assets and liabilities:
Other current and non-current assets	13,624	14,293
Accounts payable	(25,364)	9,019
Customer deposits	(11,701)	(4,724)
Other current and non-current liabilities	(1,573)	(13,558)
Net cash used in operating activities	(271,668)	(352,884)
Cash flows from investing activities:
Capital expenditures	(86,146)	(25,941)
Purchases of marketable securities	(527,361)	(872,950)
Proceeds from maturities and calls of marketable securities	729,353	702,346
Other investing activities	598	—
Net cash provided by (used in) investing activities	116,444	(196,545)
Cash flows from financing activities:
Payments of finance lease obligations	(149)	(175)
Proceeds from issuance of common stock	108,698	484,145
Withholding taxes paid on behalf of employees on net settled stock-based awards	(1,153)	(3,001)
Transaction costs related to issuance of common stock	(1,046)	(5,106)
Other financing activities	(2)	—
Net cash provided by financing activities	106,348	475,863
Net decrease in cash, cash equivalents and restricted cash	(48,876)	(73,566)
Cash, cash equivalents and restricted cash at beginning of period	253,592	342,627
Cash, cash equivalents and restricted cash at end of period	$204,716	$269,061

Cash and cash equivalents	$172,359	$231,030
Restricted cash	32,357	38,031
Cash, cash equivalents and restricted cash	$204,716	$269,061

Exhibit 99.1
Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (GAAP), including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation and depreciation and amortization. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three and nine months ended September 30, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating expenses	$82,130	$116,000	$301,283	$421,235
Stock-based compensation	7,560	10,763	24,040	35,598
Depreciation and amortization	4,341	3,286	11,296	9,723
Non-GAAP total operating expenses	$70,229	$101,951	$265,947	$375,914

A reconciliation of net loss to Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023, respectively, is set forth below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(74,540)	$(104,604)	$(270,327)	$(398,353)
Interest expense	3,233	3,221	9,690	9,648
Income tax expense	105	53	219	215
Depreciation and amortization	4,341	3,286	11,296	9,723
Stock-based compensation	7,560	10,763	24,040	35,598
Adjusted EBITDA	$(59,301)	$(87,281)	$(225,082)	$(343,169)

Exhibit 99.1
The following table reconciles net cash used in operating activities to free cash flow for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash used in operating activities	$(79,307)	$(91,497)	$(271,668)	$(352,884)
Capital expenditures	(38,659)	(13,325)	(86,146)	(25,941)
Free cash flow	$(117,966)	$(104,822)	$(357,814)	$(378,825)

The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637